SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):                August 2, 2017

CIRRUS LOGIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-17795	77-0024818
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

800 W. 6th Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (512) 851-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.02     Results of Operations and Financial Condition.

On August 2, 2017, the Company issued a press release announcing its results for its first quarter fiscal year 2018.  The full text of the press release is furnished as Exhibit No. 99.1 to this Current Report on Form 8-K.

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Cirrus Logic, Inc. (the “Company”) was held on July 28, 2017.   At the Annual Meeting, the Company’s stockholders voted on the following proposals described in detail in the Company’s Proxy Statement, dated May 31, 2017.  Final voting results for each of the matters voted on at the meeting are set forth below.

Proposal One:  Election of Directors for a one-year term

Name	Votes For	Votes Withheld	Broker Non-Votes
John C. Carter	49,599,602	193,650	7,475,981
Alexander M. Davern	49,590,538	202,714	7,475,981
Timothy R. Dehne	49,594,392	198,860	7,475,981
Christine King	49,401,090	392,162	7,475,981
Jason P. Rhode	49,599,012	194,240	7,475,981
Alan R. Schuele	49,498,026	295,226	7,475,981
William D. Sherman	48,718,261	1,074,991	7,475,981
David J. Tupman	44,519,062	5,274,190	7,475,981

Proposal Two:   Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
55,583,828	1,635,171	50,234

Proposal Three:   Advisory vote to approve executive compensation.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
48,419,621	1,183,974	189,657	7,475,981

Proposal Four: Advisory vote on the frequency of future advisory votes to approve executive compensation.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
41,024,655	52,631	8,554,456	161,510	7,475,981

A majority of the shares cast were in favor of holding an annual non-binding, advisory vote to approve executive compensation. Based on the result of this vote, our Board of Directors has decided to hold future stockholder advisory votes on Named Executive Officer compensation on an annual basis.

Item 7.01     Regulation FD.

On August 2, 2017, in addition to issuing a press release, the Company posted on its website a shareholder letter to investors summarizing the financial results for its first quarter of fiscal year 2018.  The full text of the shareholder letter is furnished as Exhibit No. 99.2 to this Current Report on Form 8-K.

Use of Non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including non-GAAP net income, diluted earnings per share, operating income, operating expenses, gross margins, tax expenses and tax expense impact on earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables to the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies.  These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

The information contained in Items 2.02, 7.01, and 9.01 in this Current Report on Form 8-K and the exhibits furnished hereto contain forward-looking statements regarding the Company and cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.  In addition, this information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits.

(d)        Exhibits

Exhibit	Description

Exhibit 99.1	Cirrus Logic, Inc. press release dated August 2, 2017
Exhibit 99.2	Cirrus Logic, Inc. shareholder letter dated August 2, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIRRUS LOGIC, INC.

Date: August 2, 2017	By:	/s/ Thurman K. Case
Name: Thurman K. Case
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Registrant's press release dated August 2, 2017
99.2	Cirrus Logic, Inc. shareholder letter dated August 2, 2017
_______________________________________________________________________

Exhibit 99.1
Exhibit 99.2